      As filed with the Securities and Exchange Commission on September 26, 2000

Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                MIDWAY GAMES INC.
             (Exact name of Registrant as specified in its charter)


               DELAWARE                                22-2906244
   (State or other jurisdiction of       (I.R.S. Employer Identification No.)
    incorporation or organization)


              3401 NORTH CALIFORNIA AVENUE, CHICAGO, ILLINOIS 60618
   (Address, including zip code, of Registrant's principal executive offices)

                            ------------------------

                      2000 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the Plan)

                            ------------------------

                             Deborah K. Fulton, Esq.
                  Vice President, Secretary and General Counsel
                                Midway Games Inc.
                          3401 North California Avenue
                             Chicago, Illinois 60618
                                 (773) 961-2222
                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                                    Copy to:

                             Jeffrey N. Siegel, Esq.
                              Shack & Siegel, P.C.
                                530 Fifth Avenue
                            New York, New York 10036
                                 (212) 782-0700

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                PROPOSED MAXIMUM          PROPOSED            AMOUNT OF
         TITLE OF SECURITIES                AMOUNT TO BE         OFFERING PRICE       MAXIMUM AGGREGATE      REGISTRATION
          TO BE REGISTERED                 REGISTERED (1)           PER SHARE          OFFERING PRICE            FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01(2)(3)        1,000,000 shares            $6.91               $6,910,000          $1,824(4)
============================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the 2000 Non-Qualified Stock Option Plan (the "2000 Plan").

(2) In accordance with the Rights Agreement between the registrant and The Bank of New York, dated October 24, 1996, as amended on November 6, 1997, all shares of common stock are accompanied by certain stock purchase rights.

(3) The fee with respect to shares issuable upon the exercise of options available for grant under the 2000 Plan is computed, in accordance Rule 457(h)(1) under the Securities Act, based on the average of the high and low prices of the registrant's common stock reported on the New York Stock Exchange on September 21, 2000.

(4) $11,418.08 was paid with registration statement number 333-25757, relating to 2,000,000 shares of common stock; $2,862.98 was paid with registration statement number 333-57583, relating to 750,000 shares of common stock; $8,398.38 was paid with registration statement number 333-68373, relating to 3,000,000 shares of common stock; and $3,984.44 was paid with registration statement number 333-73451 relating to 1,750,000 shares of common stock. All of these shares are being carried forward in the combined reoffer prospectus being filed herewith (to the extent that they are or may be control or restricted securities). See Rule 429 note below.

--------------------------------------------------------------------------------

     As permitted by Rule 429 under the Securities Act of 1933, the prospectus filed together with this registration statement shall be deemed to be a combined prospectus which shall also relate to the registrant's registration statements numbered 333-25757, 333-57583, 333-68373 and 333-73451, each on Form S-8.

                                EXPLANATORY NOTE

     Registration statements numbered 333-25757, 333-57583, 333-68373 and 333-73451 were filed previously with the SEC by the registrant to register shares of its common stock, par value $.01 per share, issued or issuable under its 1996 Stock Option Plan, its 1998 Non-Qualified Stock Option Plan, its 1998 Stock Incentive Plan and its 1999 Stock Option Plan (collectively, the "Midway Plans"). This registration statement is being filed to: (1) register the shares of common stock issuable under the Registrant's 2000 Non-Qualified Stock Option Plan (the "2000 Plan"); and (2) file a prospectus as permitted by Form S-8 General Instruction C and Rule 429 under the Securities Act to be used for reoffers and resales by directors and executive officers of Midway of shares purchased under any of the Midway Plans or the 2000 Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified by this Part I will be sent or given to eligible participants as specified by Rule 428(b)(1) under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 and the description of the registrant's common stock contained in the registrant's registration statements on Form 8-A (File No. 1- 12367) filed on October 25, 1996 and April 20, 1998, respectively, under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), including all exhibits thereto, are incorporated herein by this reference and made a part of this registration statement.

         All documents subsequently filed by the registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the termination of the offering of the common stock offered hereby shall be deemed to be incorporated by reference into this registration Statement and to be a part hereof from the date of filing of those documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the issuance of the shares of common stock offered hereby will be passed upon for the Registrant by Shack & Siegel, P.C., 530 Fifth Avenue, New York, New York 10036. As of September 22, 2000, shareholders of Shack & Siegel, P.C. hold, in the aggregate, 7,660 shares of common stock and options to purchase 45,000 shares of common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), by the Amended and Restated Bylaws of the Registrant, as amended (the "Bylaws"), by the Restated Certificate of Incorporation, as amended, of the Registrant (the "Certificate of Incorporation") and by certain indemnification agreements entered into with officers and directors (the "Indemnity Agreements").

         Under Section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Registrant.

         The Certificate of Incorporation and Bylaws provide that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, the Certificate of Incorporation provides for the elimination of personal liability of directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

         Each Indemnity Agreement provides for the indemnification of the officer or director to the fullest extent permitted by the laws of the State of Delaware, and obligate the Registrant to provide the maximum protection allowed under Delaware law. In addition, each Indemnity Agreement supplements and increases such protection in certain respects.

         The Registrant has purchased a Directors, Officers and Corporate liability insurance policy. The policy covers up to an aggregate amount of $20 million for losses of directors and officers of the Registrant arising from claims made against the directors or officers for any actual or alleged wrongful act in their capacities as directors or officers of the Registrant, but only if indemnity is not available pursuant the foregoing provisions described in this
Item 6. The policy also covers losses of the Registrant for securities claims made against the Registrant and for the amount of any indemnification paid to directors and officers, in each case up to the aggregate $20 million limit.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER       DESCRIPTION
------       -----------

 4.1 Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended, filed on September 13, 1996, File No. 333-11919 (the "Form S-1").

 4.2 Rights Agreement, dated as of October 24, 1996, between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to Exhibit 2.1 to the Form S-1.

 4.3 Form of Certificate of Designations of Series A Preferred Stock incorporated by reference to Exhibit A to the Rights Agreement filed as Exhibit 2.2 to the Form S-1.

 4.4 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to
             Exhibit 2 to the Registrant's Registration Statement on Form 8-A/A, Amendment No. 1, filed with the Commission on April 20, 1998 (the "Form 8-A/A").

 4.5 First Amendment to Rights Agreement, dated as of November 6, 1997, between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to Exhibit 8 to the Form 8-A/A.

 4.6 Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 3 to the Form 8-A/A.

 5           Opinion of Shack & Siegel, P.C., counsel for Registrant.

23.1         Consent of Shack & Siegel, P.C. (contained in the Opinion filed as
             Exhibit 5 hereto).

23.2         Consent of Ernst & Young LLP.

24           Power of Attorney (contained on the signature page hereof).

ITEM 9.  UNDERTAKINGS.

       a.    The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         h. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RESALE PROSPECTUS


                                MIDWAY GAMES INC.


                                4,407,971 SHARES

                          COMMON STOCK, PAR VALUE $.01


      We design, publish and market interactive entertainment software played in both the coin-operated and home markets. Our principal executive office is located at 3401 North California Avenue, Chicago, IL 60618, telephone no. (773) 961-2222.

      Our common stock is listed on the New York Stock Exchange under the symbol "MWY".

      Officers and directors who are listed on page 3 below as "selling stockholders" may sell up to the number of shares of our common stock listed opposite their names. The selling stockholders may sell any of their shares at any time, but they are not required to sell any shares. The selling stockholders acquired or may acquire the shares to be offered by purchasing shares or exercising stock options granted to them, or as an adjustment, under our stock option plans or our stock incentive plan.


                              --------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                              --------------------



                The date of this prospectus is September 26, 2000

                              ABOUT THIS PROSPECTUS

         This prospectus relates to 4,407,971 shares (the "Shares") of our common stock that the selling stockholders described in this prospectus may sell until we terminate this offering. As used in this prospectus, the terms "we," "us," "our" and "Midway" mean Midway Games Inc., a Delaware corporation, and its subsidiaries, unless the context indicates a different meaning.

         The selling stockholders in this offering are officers and directors of Midway Games Inc. We have agreed to pay the expenses incurred in registering the Shares, including legal and accounting fees.

         Most of the information about us that you need to know before you invest in the Shares is not included in this prospectus. You should obtain and read the information described under the heading "Documents Incorporated by Reference" in order to get all the important information about Midway.

         Some of the information in this prospectus contains "forward-looking statements," within the meaning of the federal securities laws. These statements describe our beliefs concerning future business conditions and the outlook for Midway based on currently available information. These statements may be found under the heading "Use of Proceeds," as well as in the information incorporated by reference in this prospectus. Our actual results could differ materially from those described in the forward-looking statements due to a number of risks and uncertainties. These risk factors include the financial strength of the amusement games industry and the success of our planned advertising, marketing and promotional campaigns, as well as the items set forth under "Item 1. Business-Risk Factors" in our annual report on Form 10-K and in any more recent documents incorporated in this prospectus by reference.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the common stock offered by this prospectus, but we will receive the exercise price upon the exercise of any options by the selling stockholders. We plan to use any such proceeds for working capital.


                              SELLING STOCKHOLDERS

         This prospectus relates to Shares that are being registered for reoffers and resales by selling stockholders who have acquired or may acquire Shares pursuant to our stock option plans (including adjustment shares) or stock incentive plan. The selling stockholders may resell any or all of the Shares at any time they choose while this prospectus is effective.

         Executive officers, directors and others who may be considered to be "affiliates" of Midway, and their family members to whom they give options, who acquire common stock under the Plans may be added to the selling stockholders listed below. Their number of Shares to be sold under this prospectus may be increased or decreased by use of a prospectus supplement filed with the SEC. An "affiliate" is defined in Rule 405 under the Securities Act as a "person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with" us. Non-affiliates who purchased restricted securities, as defined in Rule 144(a)(3) under the Securities Act, under any of our employee benefit plans and who are not named below may use this prospectus for the offer or sale of their common stock if they hold 1,000 shares or less. Although a person's name is included in the table below, neither that person nor we are making an admission that such person is our "affiliate."

         The information in the table below sets forth, for each selling stockholder, based upon information available to us, as of September 22, 2000, the number of shares of our common stock beneficially owned before and after the sale of the Shares; the maximum number of Shares to be sold; and the percentage of the outstanding shares of common stock owned before and after the sale of the Shares. We have not been informed whether any selling stockholders intend to sell any Shares. The inclusion of Shares in the table below does not constitute a commitment to sell any Shares.


                                                        Amount and                          Shares         Percent of Class (2)
                                                         Nature of                       Beneficially      --------------------
                                                        Beneficial        Shares to          Owned          Before       After
Name and Position                                        Ownership       be Sold (1)    After Offering     Offering    Offering
-------------------------------------------------       -----------      -----------    --------------     --------------------
Neil D. Nicastro, Chairman of the Board,                2,306,758(3)      2,535,001        251,757           5.9%         *
   Chief Executive Officer, President and
   Chief Operating Officer

Michael A. Ribero, Executive Vice                          25,000(4)        200,000            -0-            *          -0-
    President -- Publishing

Byron C. Cook, Vice-Chairman of the Board                 597,253(5)        621,529         35,724           1.6%         *

Kenneth J. Fedesna, Executive Vice                        221,435(6)        272,866          8,569            *           *
   President -- Product Development and
   Director

Harold H. Bach, Jr., Executive Vice                       230,130(7)        277,735         12,395            *           *
   President -- Finance, Treasurer, Chief
   Financial and Chief Accounting Officer
   and Director

Deborah K. Fulton, Vice President,                         15,631(8)         67,631            -0-            *          -0-
   Secretary and General Counsel

Louis J. Nicastro, Director(9)                            60,547(10)         45,000         15,547            *           *

William C. Bartholomay, Director                          90,370(10)         57,852         32,518            *           *

William E. McKenna, Director                              61,958(10)         57,852          4,106            *           *

Norman J. Menell, Director                                62,506(10)         57,852          4,654            *           *

Harvey Reich, Director                                    61,277(10)         57,852          3,425            *           *

Ira S. Sheinfeld, Director                                66,801(10)         66,801            -0-            *          -0-

Gerald O. Sweeney, Jr., Director                          45,000(10)         45,000            -0-           -0-         -0-

Richard D. White, Director                                45,000(10)         45,000            -0-           -0-         -0-

----------
*  Less than 1%

(1) Represents the maximum number of Shares that could be sold under this prospectus if the holder sold all of his or her Shares, exercised all options when vested and sold the underlying Shares. Does not constitute a commitment to sell any or all of the stated number of Shares. The number of Shares to be sold shall be determined from time to time by each selling stockholder in his or her discretion.

(2) Based on 37,710,725 shares of common stock outstanding as of September 22, 2000. Shares issuable upon the exercise of options exercisable within 60 days by such person are deemed to be outstanding with respect to the calculation of that person's percent of class.

(3) Includes 1,531,850 Shares underlying stock options. Mr. Nicastro is the son of Louis J. Nicastro.

(4)     Includes 25,000 Shares underlying stock options.

(5)     Includes 424,955 Shares underlying stock options.

(6)     Includes 169,229 Shares underlying stock options.

(7)     Includes 183,842 Shares underlying stock options.

(8)     Includes 14,461 Shares underlying stock options.

(9)     Mr. Nicastro is the father of Neil D. Nicastro.

(10)    Includes 45,000 Shares underlying stock options.


                              PLAN OF DISTRIBUTION

         The selling stockholders may sell the common stock only for their own accounts. The Shares will be listed on the New York Stock Exchange, subject to official notice of issuance. The selling stockholders, pledgees, donees, transferees or other successors in interest to the selling stockholders may sell or transfer common stock for value in one or more transactions on the New York Stock Exchange (or any successor stock exchange), in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices or at prices otherwise negotiated.

         The selling stockholders may effect transactions by selling the common stock to or through broker-dealers. Those broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the common stock for whom the broker-dealers may act as agents, which compensation may be more or less than customary commissions. None of the selling stockholders, at the date of this prospectus, has made any agreement, arrangement or understanding with any broker or dealer to sell any of the Shares. All selling and other expenses incurred by individual selling stockholders will be borne by such selling stockholders.

         Each share of common stock is sold together with stock purchase rights. These rights are described in a registration statement on Form 8-A (File No. 1-12367) which we filed with the SEC on October 30, 1996 and amended on Form 8A/A filed April 20, 1998. See "Documents Incorporated by Reference."

         We do not know whether or not any of the selling stockholders will sell any or all of their Shares under this prospectus. We may terminate this offering without notice at any time.


                                  LEGAL MATTERS

         The validity of the Shares has been passed upon by our counsel, Shack & Siegel, P.C., New York, New York. As of September 22, 2000, shareholders of Shack & Siegel, P.C. hold a total of 7,660 shares of common stock and options to purchase 45,000 shares of common stock.


                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended June 30, 2000, as set forth in their report, which is incorporated in this prospectus by reference. Our consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.


                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Information that we file at a future date with the SEC will update and supersede this information. For further information about WMS Industries Inc. and our common stock, please read the documents incorporated by reference below.

         We incorporate by reference the documents listed below and any documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering:

         - our annual report on Form 10-K for the fiscal year ended June 30, 2000; and

         - the description of our common stock and accompanying rights contained in our registration statement on Form 8-A (File No. 1-12367) filed on October 30, 1996 and amended on Form 8-A/A filed on April 20, 1998.

         We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference in this prospectus. You may request copies of this information in writing or orally, and we will provide it at no cost. You may contact us at our principal executive office: 3401 North California Avenue, Chicago, IL 60618 (773) 961-2222, Attention: General Counsel.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed five registration statements, and amendments to them, on Form S-8 with the SEC concerning the Shares: File Nos. 333-25757, 333-57583, 333-68373, 333-73451 and 333-__________(filed on September 26, 2000). This prospectus constitutes a part of each of these registration statements. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statements and any materials that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our documents may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, including us, that file electronically with the SEC. The SEC's web site is located at: www.sec.gov.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 25th day of September, 2000.

                                                  MIDWAY GAMES INC.

                                                  By: /s/ Neil D. Nicastro
                                                      --------------------------
                                                      Neil D. Nicastro,
                                                      Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature to this Registration Statement appears below hereby appoints Neil D. Nicastro, Harold H. Bach, Jr. and Deborah K. Fulton, and each of them acting singly, as his attorney-in-fact, to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                           DATE                               TITLE
---------                           ----                               -----
/s/ Neil D. Nicastro                September 25, 2000        Chairman of the Board of Directors, President,
--------------------------------                              Chief Executive Officer (Principal Executive Officer) and
Neil D. Nicastro                                              Chief Operating Officer


/s/ Harold H. Bach, Jr.             September 25, 2000        Executive Vice President - Finance,
--------------------------------                              Treasurer (Principal Financial and Principal
Harold H. Bach, Jr.                                           Accounting Officer) and Director



/s/ Byron C. Cook                   September 25, 2000        Vice-Chairman of the Board of Directors
--------------------------------
Byron C. Cook


/s/ Kenneth J. Fedesna              September 25, 2000        Executive Vice President - Product Development
--------------------------------                              and Director
Kenneth J. Fedesna


/s/ Louis J. Nicastro               September 25, 2000        Director
--------------------------------
Louis J. Nicastro


/s/ William C. Bartholomay          September 25, 2000        Director
--------------------------------
William C. Bartholomay


/s/ William E. McKenna              September 25, 2000        Director
--------------------------------
William E. McKenna


/s/ Norman J. Menell                September 25, 2000        Director
--------------------------------
Norman J. Menell


/s/ Harvey Reich                    September 25, 2000        Director
--------------------------------
Harvey Reich


/s/ Ira S. Sheinfeld                September 25, 2000        Director
--------------------------------
Ira S. Sheinfeld


/s/ Gerald O. Sweeney, Jr.          September 25, 2000        Director
--------------------------------
Gerald O. Sweeney, Jr.


/s/ Richard D. White                September 25, 2000        Director
--------------------------------
Richard D. White

                                  EXHIBIT INDEX

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------

  4.1 Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended, filed on September 13, 1996, File No. 333-11919 (the "Form S-1").

  4.2 Rights Agreement, dated as of October 24, 1996, between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to Exhibit 2.1 to the Form S-1.

  4.3 Form of Certificate of Designations of Series A Preferred Stock incorporated by reference to Exhibit A to the Rights Agreement filed as Exhibit 2.2 to the Form S-1.

  4.4 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to
             Exhibit 2 to the Registrant's Registration Statement on Form 8-A/A, Amendment No. 1, filed with the Commission on April 20, 1998 (the "Form 8-A/A").

  4.5 First Amendment to Rights Agreement, dated as of November 6, 1997, between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to Exhibit 8 to the Form 8-A/A.

  4.6 Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 3 to the Registrant's Registration Statement on Form 8-A/A, Amendment No. 1, filed on April 20, 1998.

  5          Opinion of Shack & Siegel, P.C., counsel for Registrant.

 23.1        Consent of Shack & Siegel, P.C. (contained in the Opinion filed as
             Exhibit 5 hereto).

 23.2        Consent of Ernst & Young LLP.

 24          Power of Attorney (contained on the signature page hereof).